                                                                   Exhibit 10.16


                              Second Amendment To
                       3-year Revolving Credit Agreement

     Second Amendment To 3-year Revolving Credit Agreement, Dated As Of March 5, 2001, Among Newport Corporation (Herein Referred To As The "Borrower") And ABN AMRO BANK N.V. (herein referred to as the "Bank").

                             W i t n e s s e t h:

     Whereas, the Borrower and the Bank are parties to that certain 3-Year Revolving Credit Agreement, as amended, dated as of October 29, 1999 (the "Credit Agreement"); and

     Whereas, the Borrower has requested that the Credit Agreement be amended in certain respects; and

     Whereas, the Borrower has requested, among other things, that the Bank reduce the Commitment and extend the Termination Date; and

     Whereas, the Bank is willing to so amend the Credit Agreement, subject to the terms and conditions hereinafter set forth;

     Now, Therefore, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

     1. General. All terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as defined in the Credit Agreement as further amended hereby.

     2. Revolving Credit. Section 1.1 of the Credit Agreement shall be hereby amended by deleting the amount "$20,000,000" in line 8 thereof and substituting in its place the amount of "$10,000,000" therefor.

     3. Revolving Credit Loans. Section 1.2 of the Credit Agreement shall be amended by deleting the amount "$20,000,000" in line 6 thereof and substituting in its place the amount of "$10,000,000" therefor.

     4. Definitions. Section 4.1 of the Credit Agreement shall be and is hereby amended as follows:

               (a) The definition of "EBITDA" shall be amended and restated in its entirety as follows:

            "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries; provided, however, that notwithstanding anything in this definition to the contrary: (a) any gains on sales or other dispositions of assets of the Company and its Subsidiaries outside the ordinary course of their business shall be given no effect in determining EBITDA; and (b) interest income as determined according to GAAP shall be given no effect in determining EBITDA.

               (b) The definition of "Termination Date" shall be amended and restated in its entirety as follows:

            "Termination Date" means March 5, 2004, or such earlier date on which the Commitment is terminated in whole pursuant to Section 3.3, 8.2 or 8.3.

               (c) A new definition of "Total Funded Debt" shall be inserted in the appropriate alphabetical order as follows:

            "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries at such time, plus all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss, plus obligations of the Borrower and its Subsidiaries as less under capital leases (in accordance with GAAP).

               (d) The definition "Total Liabilities" shall be deleted in its entirety.

        5. Leverage Ratio. Section 7.8 of the Credit Agreement shall be amended and restated in its entirety as follows:

               Section 7.8. Leverage Ratio. The Company will at all times maintain a ratio of Total Funded Debt to EBITDA (the "Leverage Ratio") of not more than 2.0 to 1.00.

        6. Tangible Net Worth. Section 7.9 of the Credit Agreement shall be amended and restated in its entirety as follows:

               Section 7.9. Tangible Net Worth. The Company will at all times maintain Tangible Net Worth at not less than the sum of $324,929,000 plus, on a cumulative basis, 75% of positive Net Income for each fiscal quarter end subsequent to the fiscal quarter ended December 31, 2000 plus, at the time of offering, 75% of Equity Offerings issued after the date of this Agreement.

        7. Capital Expenditures. Section 7.12 of the Credit Agreement shall be amended and restated in its entirety as follows:

               Section 7.12. Capital Expenditures. The Company will
            not, nor will it permit any Subsidiary to, expend or become obligated for capital expenditures (as determined in accordance with GAAP) in an aggregate amount in excess of $29,000,000 during any fiscal year of the Company.

        8. Acquisitions. Subsection (g) of Section 7.15 of the Credit Agreement shall be amended and restated in its entirety as follows:

               (g) Acquisitions by the Company of substantially all of the assets of corporations or Acquisitions of Wholly-Owned Domestic Restricted Subsidiaries from and after the date hereof so long as (i) the aggregate amount of cash consideration payable in connection with such Acquisitions does not exceed $12,000,000, (ii) the aggregate amount of stock consideration payable in connection with such Acquisitions does not exceed $18,000,000, (iii) the Acquisition of a Domestic Restricted Subsidiary shall have been approved by the board of directors of such Person prior to such Acquisition, (iv) such acquired Domestic Restricted Subsidiary shall have complied with the provisions of Section 7.23 hereof and (v) prior to such Acquisition, Company shall deliver a written certificate in form acceptable to the Bank signed by the President or chief financial officer of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred or is continuing as a result of such Acquisition on a pro forma basis;

        9. Revolving Note. The Note executed by the Company in favor of Bank in the form attached as Exhibit A to the Credit Agreement shall be amended and restated in its entirety by the note executed by the Company in favor of the Bank of even date herewith in the form of Exhibit A attached hereto. The Bank shall mark such prior Note as "Cancelled" and return the same to the Company found in Exhibit A to the Credit Agreement shall be amended and restated in its entirety by replacing such with Exhibit A attached hereto.

       10. Compliance Certificate. The Compliance Certificate found in Exhibit B to the Credit Agreement shall be amended and restated in its entirety by replacing such with Exhibit B attached hereto.

       11. Representations. In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

       12. Effectiveness. This Amendment shall become effective (i) when it shall be executed by the Borrower and the Bank, (ii) the Borrower shall have executed and delivered a new Note to the Bank as identified in Exhibit A hereto,
(iii) the Bank has received certified copies of the resolutions of the Board of Directors of the Borrower approving the increase and extension described herein,
(iv) the Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request. This Amendment may be executed in separate counterparts, all of which taken together shall constitute one and the same instrument. This agreement shall be construed and determined in accordance with the laws of the State of California. Except as herein specifically amended, the Credit Agreement shall be and remain in full force and effect and wherever reference is made in any note, document, letter or other communication to the Credit Agreement, such reference shall, without more, be deemed to refer to the Credit Agreement as amended hereby.

                 [Remainder of Page Intentionally Left Blank]

        In Witness Whereof, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                               Newport Corporation, as Borrower

                                               By
                                                  Title:


                                               ABN AMRO Bank N.V., as Bank


                                               By
                                                  Title:



                                               By
                                                  Title:

                                   EXHIBIT A

                              NEWPORT CORPORATION

                             REVOLVING CREDIT NOTE

$10,000,000                                                        March 5, 2001

        On the Termination Date, for value received, the undersigned, Newport Corporation, a Nevada corporation (the "Company"), hereby promises to pay to the order of ABN AMRO BANK N.V. (the "Bank") at its office at 300 South Grand Avenue, Los Angeles, California, the principal sum of (i) TEN MILLION and no/100 DOLLARS ($10,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

        This Note evidences Loans made and to be made to the Company by the Bank under the Revolving Credit provided for under that certain 3-Year Revolving Credit Agreement, as amended, dated as of October 29, 1999 between the Company and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement"), and the Company hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

        Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto.

        This Note is issued by the Company under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

        The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of California without regard to principles of conflicts of laws.

                                               Newport Corporation

                                               By:____________________________
                                               Name:__________________________
                                               Its:___________________________

                                   Exhibit B

                            Compliance Certificate


     This Compliance Certificate is furnished to ABN AMRO Bank N.V. (the "Bank") pursuant to that certain 3-Year Revolving Credit Agreement, as amended, dated as of October 29, 1999, by and between Newport Corporation (the "Company") and the Bank (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     The Undersigned hereby certifies that:

          1.   I am the duly elected _____________________________________ of the Company;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

          5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existing and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

        The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________, 20__.

                                               Newport Corporation

                                               By

                                                  Its:_________________________

                     Attachment to Compliance Certificate
                              Newport Corporation

                 Compliance Calculations for Credit Agreement
                         Dated as of October 29, 1999
                     Calculations as of ____________, 20__

================================================================================


A.   Quick Ratio (Section 7.7)
     -------------------------

     1.   Current assets                                           $___________
                                                                      A1

     2.   Inventory                                                $___________
                                                                      A2

     3.   Line A1 minus Line A2                                    $___________
                                                                      A3

     4.   Current liabilities (excluding Loans)                    $___________
                                                                      A4

     5.   Ratio of Line A3 to Line A4                              ______:  1.0

     6.   Line A5 ratio must not be less than                         1.0: 1.0

          Company in compliance?                                      yes/no

B.   Tangible Net Worth (Section 7.9)
     --------------------------------

     1.   Total shareholder's equity                               $___________
                                                                      B1

     2.   Sum of:

          (i)  intangibles        $__________
                                                                   $-----------
          (ii) write-up of assets  $__________                        B2

     3.   Line B1 minus Line B2                                       $========
          (Tangible Net Worth)                                        B3

     4.   Line B3 must be greater than or equal to                 $___________

          Company in compliance?                                      yes/no

C.   Leverage Ratio (Section 7.8)
     ----------------------------

     1.   Total Funded Debt                                        $___________
                                                                      C1

     2.   Net Income for past 4 quarters                           $___________
                                                                      C2

     3.   Interest Expense for past 4 quarters                     $___________
                                                                      C3

     4.   Federal, state and local income                          $___________
          taxes for past 4 quarters                                   C4

     5.   Depreciation and amortization for                        $___________
          past 4 quarters                                             C5

     6.   Interest income for past 4 quarters                      $___________
                                                                      C6

     7.   Extraordinary gains.                                     $___________
                                                                      C7

     8.   Sum of Lines C2, C3, C4 and C5 less sum of Lines C6         $========
          and C7 (EBITDA)                                             C8

     9.   Ratio of Line C1 to Line C8                              ______:  1.0

     10.  Line C9 ratio must not be greater than                      2.0: 1.0

          Company in compliance?                                      yes/no

D.   Interest Coverage Ratio (Section 7.11)
     --------------------------------------
                                                                      $========
     1.   EBITDA (Line C8 above)                                      D1

                                                                      $========
     2.   Interest expense (Line C3 above)                            D2

                                                                   ______:  1.0

     3.   Ratio of Line D1 to Line D2

     4.   Line D3 ratio must not be less than                         3.5: 1.0

          Company in compliance?                                      yes/no

E.   Net Income (Section 7.10)
     -------------------------

     1.   Net Income for past quarter                              $___________
                                                                      E1

     2.   Net Income for fiscal quarter preceding                  $___________
          Line E1 quarter                                             E2

     3.   10% of Tangible Net Worth (Line B3 above)                $___________
                                                                      E3

     4.   Line E1 amount must not exceed Line E3

     5.   Line E2 amount must exceed $0

          Company in compliance                                       yes/no

F.   Capital Expenditures (Section 7.12)
     -----------------------------------

     1.   Capital expenditures fiscal year to date                 $___________
                                                                      F1

     2.   Line F1 amount must not exceed $29,000,000

          Company in compliance?                                      yes/no

                                      -3-